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FINISHMASTER INC. AND SUBSIDIARY

EXHIBIT 11.1-STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                               Three Months Ended June 30,
NET INCOME FOR COMPUTATION
 OF PER SHARE AMOUNTS                                 1996         1995
- - --------------------------------------         --------------   -----------

Net Income attributable to common
 stock-- primary and fully diluted              $  699,000     $  932,000
                                                ----------     ----------
                                                ----------     ----------
PRIMARY
- - --------------------------------------
Average shares outstanding                       6,000,140      6,000,000

Net effect of dilutive stock
 options--based on the
  Treasury  Stock Method using average
   market price                                     11,000         35,900
                                                ----------     ----------
                      TOTAL                      6,011,140      6,035,900

PER SHARE AMOUNT(1)                                $  0.12        $  0.15
                                                ----------     ----------
FULLY DILUTED
- - --------------------------------------
Average shares outstanding                       6,000,140      6,000,000

Net effect of dilutive stock options--based
 on the Treasury Stock Method using the
 quarter-end  market price if higher than
 average market price                               11,000         48,333
                                                ----------     ----------

                      TOTAL                      6,011,140      6,048,333

PER SHARE AMOUNT(1)                                $  0.12        $  0.15
                                                ----------     ----------
                                                ----------     ----------

(1)Aggregate dilution from stock options is less than three percent of earnings per common share outstanding and therefore need not be reported for either primary or fully diluted earnings per share.

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